MFA
FINANCIAL, INC.
350 Park Avenue New York, New York 10022

PRESS RELEASE		FOR IMMEDIATE RELEASE

November 4, 2009		NEW YORK METRO

CONTACT:	MFA Investor Relations 800-892-7547 www.mfa-reit.com	NYSE: MFA

MFA Financial, Inc.
Announces Third Quarter 2009 Financial Results

MFA Financial, Inc. (NYSE:MFA) today reported net income of $64.8 million, or $0.25 per share of common stock, for the third quarter ended September 30, 2009.  On October 1, 2009, MFA announced its third quarter 2009 dividend of $0.25 per share of common stock, which was paid on October 30, 2009 to stockholders of record as of October 13, 2009.  As of September 30, 2009, MFA’s book value per share of common stock was $7.57 versus $6.99 as of June 30, 2009.

Stewart Zimmerman, MFA’s Chairman of the Board and CEO, said “MFA’s third quarter net income represents a return on average equity (“ROE”) of 13.7%.  Since December 31, 2008, MFA’s book value per share has increased 43.1%.  Our goal remains to position MFA to continue to generate a double digit ROE through appropriately leveraged investments in high-quality residential mortgage-backed securities ("MBS”) including both Agency MBS (“Agency MBS”) and non-Agency residential MBS (“Non-Agency RMBS”).  With $486.7 million of cash and cash equivalents, and $235.1 million of unpledged Agency MBS, we remain poised to take advantage of future investment opportunities within the residential MBS marketplace.  By blending Non-Agency RMBS with Agency MBS, MFA seeks to generate attractive returns while reducing leverage and sensitivity to prepayments.”

William Gorin, MFA’s President and CFO, said “In the third quarter, MFA continued to acquire Non-Agency RMBS funded in part with proceeds from our July 29, 2009 common stock offering.  We continue to perform detailed analysis in our asset selection process while allocating additional capital to Non-Agency RMBS.  As of September 30, 2009, approximately 42% of our common equity was allocated to funding investments in Non-Agency RMBS.  During 2009, we have not acquired any additional Agency MBS due to high premium prices and historically low yields.  As a result, we have substantially reduced our reliance on leverage through repurchase financings.  As of September 30, 2009, MFA’s overall debt-to-equity multiple was 3.4x versus 4.8x as of June 30, 2009. By utilizing less leverage, we believe that future earnings will be less sensitive to changes in interest rates and the yield curve.”

Through MFA’s wholly-owned subsidiary MFResidential Assets I, LLC (“MFR LLC”), MFA continues to take advantage of the investment opportunities in Non-Agency RMBS.  In the third quarter, MFR LLC began to utilize a modest amount of leverage in connection with certain of its purchases of Non-Agency RMBS.  Under GAAP, MFR LLC’s purchases of Non-Agency RMBS in which the seller also provided the initial repurchase financing are considered part of one single arrangement, or a “linked transaction.”  In linked transactions, rather than report the gross amount of the purchased Non-Agency RMBS and the repurchase financing liability separately, the net of these items is included on the balance sheet as a forward contract to repurchase MBS (“MBS Forwards”), with any changes in the value of these MBS Forwards recorded in earnings.  As of September 30, 2009, MFR LLC had Non-Agency RMBS with fair value of $215 million linked to $163 million of repurchase liabilities, which were netted and reported as MBS Forwards totaling $53 million on MFA’s balance sheet.

At September 30, 2009, MFR LLC owned Non-Agency RMBS (including the Non-Agency RMBS underlying our MBS Forwards) with a fair value of $958.9 million.  These Non-Agency RMBS, which had a cost basis of $861.4 million at September 30, 2009, were acquired at a deeply discounted weighted average purchase price of 60.1% of the face amount of the securities and, at September 30, 2009, had average structural credit enhancement of 10.6%.  This structured credit enhancement, along with the highly discounted purchase price, mitigates MFA’s risk of loss on these investments. In the third quarter, these assets generated a loss-adjusted yield on gross assets of 13.3%.  Unlike MFA’s Agency MBS, due to their discounted purchase prices, the return on these assets will increase if the prepayment rates on these securities trend up.

During the third quarter of 2009, MFA’s portfolio spread, which is the difference between MFA’s interest-earning asset portfolio (including cash balances) net yield of 5.18% and its 2.70% cost of funds, was 2.48%.  During the third quarter, MFA’s MBS net spread, which is the difference between MFA’s MBS net yield of 5.43% and its cost of funds, was 2.73%. Based on current LIBOR and repo rates, we expect MFA’s overall funding costs will continue their downward trend in the fourth quarter of 2009.  MFA’s book value per share includes a negative swap valuation of $178.4 million as of September 30, 2009 from existing interest rate hedges.  As of September 30, 2009, under its swap agreements, MFA had an average fixed pay rate of interest of 4.24% and a floating receive rate of 0.33% on notional balances totaling $3.314 billion, with an average maturity of 25 months. In the third quarter of 2009, MFA’s costs for compensation and benefits and other general and administrative expenses were $5.4 million.

At September 30, 2009, Agency MBS and related receivables totaled $8.440 billion, Non-Agency RMBS and related receivables (including Non-Agency RMBS underlying our MBS Forwards) were $1.170 billion and cash and restricted cash was $531 million.  We anticipate that the majority of MFA’s assets will continue to be whole pool Agency MBS due to the attractiveness of the asset class and for purposes of our exemption under the Investment Company Act of 1940.  The average cost basis of MFA’s Agency MBS portfolio was 101.3% of par at September 30, 2009.  MFA’s MBS assets continue to be financed with multiple funding providers through repurchase agreements.

MFA takes into account both coupon resets and expected prepayments when measuring the sensitivity of its MBS portfolio to changing interest rates. MFA’s MBS are primarily hybrids which have an initial fixed interest rate for a specified period of time and, thereafter, generally reset annually.  In measuring its assets-to-borrowing repricing gap (“Repricing Gap”), MFA measures the difference between:  (a) the weighted average months until coupon adjustment or projected prepayment on its MBS portfolio; and (b) the months remaining on its repurchase agreements including the impact of interest rate swap agreements.  Assuming a 15% CPR, as of September 30, 2009, the weighted average time to repricing or assumed prepayment for MFA’s MBS portfolio (excluding those assets held through MFR LLC which are less sensitive to changes in interest rates due to the fact that they generate significantly higher yields, which are impacted to a greater extent by credit performance and prepayments) was approximately 31 months and the average term remaining on its repurchase agreements, including the impact of interest rate swaps, was approximately 14 months, resulting in a Repricing Gap of approximately 17 months. The prepayment speed on MFA’s MBS portfolio averaged 20.2% CPR during the third quarter of 2009.

Stockholders interested in participating in MFA’s Discount Waiver, Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”) or receiving a Plan prospectus may do so by contacting The Bank of New York Mellon, the Plan administrator, at 1-866-249-2610 (toll free).  For more information about the Plan, interested stockholders may also go to the website established for the Plan at http://www.bnymellon.com/shareowner/isd or visit MFA’s website at www.mfa-reit.com.

MFA will hold a conference call on Wednesday, November 4, 2009, at 10:00 a.m. (New York City time) to discuss its third quarter 2009 financial results.  The number to dial in order to listen to the conference call is (800) 398-9397 in the U.S. and Canada.  International callers must dial (612) 288-0329.  The replay will be available through Wednesday, November 11, 2009, at 11:59 p.m., and can be accessed by dialing (800) 475-6701 in the U.S. and Canada or (320) 365-3844 internationally and entering access code:  122246.  The conference call will also be webcast over the internet and can be accessed at http://www.mfa-reit.com through the appropriate link on MFA’s Investor Information page or, alternatively, at http://www.ccbn.com.  To listen to the call over the internet, go to the applicable website at least 15 minutes before the call to register and to download and install any needed audio software.

When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; MFA’s ability to borrow to finance its assets; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MFA FINANCIAL, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2009	December 31, 2008
(In Thousands, Except Per Share Amounts)	(Unaudited)
Assets:
Mortgage-backed securities (“MBS”) at fair value (including pledged MBS of $8,347,435 and $10,026,638, respectively)	$9,349,052	$10,122,583
Cash and cash equivalents	486,695	361,167
Restricted cash	44,009	70,749
Forward contracts to repurchase MBS (“MBS Forwards”)	53,459	-
Interest receivable	44,646	49,724
Real estate, net	11,074	11,337
Securities held as collateral, at fair value	-	17,124
Goodwill	7,189	7,189
Prepaid and other assets	2,878	1,546
Total Assets	$9,999,002	$10,641,419

Liabilities:
Repurchase agreements	$7,575,287	$9,038,836
Accrued interest payable	12,722	23,867
Mortgage payable on real estate	9,184	9,309
Swaps, at fair value	178,353	237,291
Obligations to return cash and security collateral, at fair value	-	22,624
Dividends and dividend equivalents rights payable	205	46,385
Accrued expenses and other liabilities	7,978	6,030
Total Liabilities	$7,783,729	$9,384,342

Stockholders' Equity:
Preferred stock, $.01 par value; series A 8.50% cumulative redeemable; 5,000 shares authorized; 3,840 shares issued and outstanding ($96,000 aggregate liquidation preference)	$38	$38
Common stock, $.01 par value; 370,000 shares authorized; 280,000 and 219,516 issued and outstanding, respectively	2,800	2,195
Additional paid-in capital, in excess of par	2,179,942	1,775,933
Accumulated deficit	(132,400)	(210,815)
Accumulated other comprehensive income/(loss)	164,893	(310,274)
Total Stockholders’ Equity	$2,215,273	$1,257,077
Total Liabilities and Stockholders’ Equity	$9,999,002	$10,641,419

MFA FINANCIAL, INC. CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended September 30,		Nine Months Ended September 30,
(In Thousands, Except Per Share Amounts)	2009	2008	2009	2008
	(Unaudited)
Interest Income:
MBS	$124,399	$139,419	$383,029	$383,026
Cash and cash equivalent investments	149	1,529	1,020	6,711
Interest Income	124,548	140,948	384,049	389,737

Interest Expense	52,976	85,033	183,119	255,166

Net Interest Income	71,572	55,915	200,930	134,571

Other-Than-Temporary Impairments:
Total other-than-temporary impairment losses	-	(183)	(78,135)	(5,051)
Portion of loss recognized in other comprehensive income	-	-	69,126	-
Net Impairment Losses Recognized in Earnings	-	(183)	(9,009)	(5,051)

Other Income/(Loss):
Gain on MBS Forwards, net	754	-	754	-
Net gain/(loss) on sale of MBS	-	-	13,495	(24,530)
Revenue from operations of real estate	378	407	1,145	1,219
Loss on early termination of Swaps, net	-	(986)	-	(92,467)
Miscellaneous other income, net	-	68	43	247
Other Income/(Loss)	1,132	(511)	15,437	(115,531)

Operating and Other Expense:
Compensation and benefits	3,710	3,264	10,824	8,595
Real estate operating expense and mortgage interest	444	439	1,359	1,312
New business initiative	-	-	-	998
Other general and administrative expense	1,713	1,465	5,559	3,936
Operating and Other Expense	5,867	5,168	17,742	14,841

Net Income/(Loss) Before Preferred Stock Dividends	66,837	50,053	189,616	(852)
Less: Preferred Stock Dividends	2,040	2,040	6,120	6,120
Net Income/(Loss) to Common Stockholders	$64,797	$48,013	$183,496	$(6,972)

Income/(Loss) Per Share of Common Stock: Basic and Diluted	$0.25	$0.24	$0.78	$(0.04)

Dividends Declared Per Share of Common Stock	$0.25	$0.20	$0.47	$0.38

Reconciliation of Non-GAAP Financial Measures

This press release contains disclosures related to MFA’s investments in Non-Agency RMBS and returns on such assets for the three months ended September 30, 2009, which may constitute non-GAAP financial measures within the meaning of Regulation G as promulgated by the Securities and Exchange Commission.  The Company reports its Non-Agency RMBS based on the following categories:  (1) “Legacy MBS,” which are comprised of Non-Agency RMBS that were purchased by MFA prior to July 2007 and (2) “MFR MBS,” which are Non-Agency RMBS acquired by MFR LLC.  As previously described, certain MFR MBS purchases were presented as linked transactions in MFA’s GAAP financial statements for the quarter ended September 30, 2009.

In assessing the performance of our MFR MBS portfolio, MFA’s management does not view these transactions as linked, but rather views the performance of the linked MBS and the related repurchase financing as we would any other Non-Agency RMBS that is not part of a linked transaction.  As a result, MFA’s management believes that certain non-GAAP financial measures presented in our press release, when considered together with GAAP financial measures, provides information that is useful to investors in understanding period-over-period operating results and balance sheet composition.  These non-GAAP financial measures enhance the ability of investors to analyze the performance of MFA’s Non-Agency RMBS in the same way that MFA’s management assesses such assets.  These financial measures do not, however, take into account the effect of the recognized changes in mark-to-market values in MFA’s earnings, which are included in GAAP earnings, as a component of the net gain on MBS Forwards for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.  A reconciliation of information pertaining to MFA’s Non-Agency RMBS that are a component of a linked transaction are reconciled below at and for the three months ended September 30, 2009 with the most directly comparable financial measure calculated in accordance with GAAP, as follows:

(Dollars in Thousands)	GAAP Based Information	Adjustments to Include MFR MBS Underlying MBS Forwards (1)	Non-GAAP Presentation (Including MBS Underlying Linked Transactions)
MFR MBS average amortized cost for the quarter ended September 30, 2009	$474,268	$66,648	$540,916

Amortized Cost of MFR MBS at September 30, 2009	$646,139	$215,302	$861,441
Amortized Cost of Legacy MBS at September 30, 2009	279,125	-	279,125
Total Amortized Cost of Non-Agency RMBS at September 30, 2009	$925,264	$215,302	$1,140,566

Fair Value of MFR MBS at September 30, 2009	$743,764	$215,153	$958,917
Fair Value of Legacy MBS at September 30, 2009	203,827	-	203,827
Fair Value of Non-Agency RMBS at September 30, 2009	947,591	215,153	1,162,744
Accrued Interest on Non-Agency RMBS	5,910	970	6,880
Non-Agency RMBS and Related Receivables	$953,501	$216,123	$1,169,624

Coupon Interest on MFR MBS	$10,435	$909	$11,344
Discount Accretion on MFR MBS	6,386	238	6,624
Interest Income on MFR MBS	$16,821	$1,147	$17,968

Net Asset Yield on MFR MBS	14.2%	6.9%	13.3%

Percent of Common Equity Allocated to Non-Agency RMBS:
Total Stockholders’ Equity	$2,215,273	$-	$2,215,273
Less Liquidation Preference for Preferred Stock	(96,000)	-	(96,000)
Common Equity	$2,119,273	$-	$2,119,273

Fair Value of Non-Agency RMBS at September 30, 2009	$947,591	$215,153	$1,162,744
Less Financing on Non-Agency RMBS at September 30, 2009 (2)	(272,332)	-	(272,332)
Net Equity Allocated to Non-Agency RMBS	$675,259	$215,153	$890,412

Percent of Common Equity Allocated to Non-Agency RMBS	31.9%	10.1%	42.0%

(1) Represents amounts associated with the Non-Agency RMBS underlying our MBS Forwards, had such MBS qualified to be recorded as a purchase, rather than as a component of a net derivative.
(2) Includes financing of $162.6 million which is not presented as borrowings under repurchase agreements on the Company’s consolidated balance sheet.